EXHIBIT 10(bl)

AMENDMENT NO. 16 TO LOAN AGREEMENT

           This Amendment No. 16 to Loan Agreement (the "Amendment No. 16") is made and entered into effective as of, but not necessarily on, July 31, 2006, and amends that certain Loan and Pledge Agreement (the "Loan Agreement") dated effective as of December 6, 1991, by and between National Western Life Insurance Company, a Colorado insurance corporation (the "Borrower") and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (the "Bank") amended by (i) Amendment No. 1 to Loan Agreement dated as of January 15, 1992, (ii) Amendment No. 2 to Loan Agreement dated as of May 31, 1992, (iii) Amendment No. 3 to Loan Agreement dated as of May 31, 1993, (iv) Amendment No. 4 to Loan Agreement dated as of May 31, 1994, (v) Amendment No. 5 to Loan Agreement dated as of May 31, 1995; (vi) Amendment No. 6 to Loan Agreement dated as of May 31, 1996; (vii) Amendment No. 7 to Loan Agreement dated as of May 31, 1997; (viii) Amendment No. 8 to Loan Agreement dated as of May 31, 1998; (ix) Amendment No. 9 to Loan Agreement dated as of May 31, 1999; (x) Amendment No. 10 to Loan Agreement dated May 31, 2000, (xi) Amendment No. 11 to Loan Agreement dated May 31, 2001, (xii) Amendment No. 12 to Loan Agreement dated May 31, 2002, (xiii) Amendment No. 13 to Loan Agreement dated May 31, 2003, (xiv) Amendment No. 14 to Loan Agreement dated May 21, 2004, and (xv) Amendment No. 15 to Loan Agreement dated July 31, 2005 (collectively, the "Amendments").

Recitals:

           The Borrower and the Bank entered into the Loan Agreement for the purpose of setting forth the terms and conditions pursuant to which the Bank granted to the Borrower a revolving line of credit up to the original principal amount of $75,000,000.00 and later reduced to $40,000,000.00. The Borrower and the Bank wish to amend the Loan Agreement in accordance the terms and conditions and in reliance on the representations and warranties contained in this Amendment No. 16.

Agreements:

In consideration of the mutual covenants contained in this Amendment No. 16 and in the Loan Agreement and for other good and valuable consideration, the Borrower and the Bank agree as follows:

1.     Defined Terms. Unless otherwise specifically defined herein, the terms used in this Amendment No. 16 have the same meanings as those terms used in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by adding or restating, as the case may be, the following defined terms:

Base Borrowing Rate" means a per annum rate of interest equal to the Base Rate, minus one and one-half percent (1.50%) per annum.

"CD Borrowing Rate" means a per annum rate of interest equal to the CD Rate, plus one and one-fourth percent (1.25%) per annum.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Bank, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which the Bank or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Advance and having a maturity equal to such Interest Period.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) one and one-fourth percent ( 1.25%) per annum, plus (ii) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

"Maturity Date" shall mean July 31, 2009.

2. Representations and Warranties. In order to induce the Bank to enter into this Amendment No. 16, the Borrower hereby represents, and warrants and commits to the Bank as follows:

(a)

The Borrower has the corporate power and authority to enter into and perform this Amendment No. 16 and all documents and actions required or contemplated hereunder and thereunder; all corporate actions necessary or appropriate for the execution and performance of this Amendment No. 16 and all documents and actions required or contemplated hereby or thereby have been taken; and the Loan Agreement, as amended hereby, and the other Loan Documents constitute the legal, valid, and binding obligations of the Borrower, enforceable in accordance with their respective terms.

(b)

The Borrower is not in default under or violating any provisions of its Articles of Incorporation or Bylaws, and (after giving effect to the terms hereof) is not in default under or violating any material provisions of any indenture, mortgage, lien, agreement, contract, deed, lease, loan agreement, note, order, judgment, decree, or other instrument or restriction of any kind or character to which it is a party or by which it is bound, or to which its assets are subject, which default would have a material adverse effect on the ability of the Borrower to perform its obligations hereunder, thereunder, or under the other Loan Documents; and neither the execution and delivery of this Amendment No. 16 nor compliance with the terms, conditions, and provisions hereof will conflict with or result in the breach of, or constitute a default under, any of the foregoing.

(c)	Neither any Event of Default nor any Potential Default has occurred or now exists.

(d)

Every representation and warranty contained in the Loan Agreement and this Amendment No. 16 (and each thereof) is true and correct as of the date of this Amendment No. 16, except as previously disclosed to the Bank in writing.

(e)

Neither the Borrower's Articles of Incorporation nor by-laws have been modified, rescinded or revoked since December 6, 1991 and the same are currently in full force and effect, except as previously disclosed to the Bank in writing.

3.          Further Assurances. The Borrower will execute and deliver such writings and take such other actions as the Bank may reasonably request from time to time to carry out the intent of the Loan Agreement, this Amendment No. 16 and the other Loan Documents and to perfect or give further assurances of any right granted or provided for therein or herein. In addition, the Borrower shall pay the costs and expenses of the Bank, including reasonable attorney's fees incurred by the Bank in connection with the preparation and closing of this Amendment No. 16.

4.          Conditions Precedent. As a condition precedent to the obligations of the Bank hereunder, the Borrower shall furnish or cause to be furnished to the Bank (a) a satisfactory certificate of corporate resolutions and incumbency for the Borrower, (b) the Control Agreement properly executed by the Borrower, the Custodian and the Bank, and (c) the Revolving Note properly executed by the Borrower.

5.          Ratification. Except as expressly modified hereby, the Loan Agreement (as amended by the Amendments and as amended hereby) and all other Loan Documents are hereby ratified and confirmed as being in full force and effect and continuing in all respects to govern the Obligations.

6. USA Patriot Act Notification. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. What this means for the Borrower: When the Borrower opens an account, if a Borrower is an individual, the Bank will ask for the Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow the Bank to identify the Borrower, and, if the Borrower is not an individual, the Bank will ask for the Borrower's name, taxpayer identification number, business address, and other information that will allow the Bank to identify the Borrower. The Bank may also ask, if the Borrower is an individual, to see the Borrower's driver's license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower's legal organizational documents or other identifying documents.

THE LOAN AGREEMENT, AS AMENDED HEREBY, THE REVOLVING NOTE AND CONTROL AGREEMENT OF EVEN DATE HEREWITH AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPO-RANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 16 to be effective as of, but not necessarily on, the first day and date above written.

National Western Life Insurance
Company, a Colorado insurance corporation

By:	/S/Brian M. Pribyl

Brian M. Pribyl
Senior Vice President

JPMorgan Chase Bank, N.A.
(successor by merger to Bank One, NA
(Main Office Chicago))

By:	/S/ Todd Jordan

Name: Todd Jordan

Title: Vice President